POWER OF ATTORNEY


     KNOW   ALL   PERSONS  BY  THESE  PRESENTS,    that   the
   undersigned  does hereby constitute and appoint  each  of
   F. J. Buri, Joni Aeschbach, Judith Skolaski and Lori Matthews the true and lawful agents and attorneys-in-
   fact of the undersigned, with respect to all matters arising inn connection with the undersigned's reporting
   obligations   under  Section  16(a)  of  the   Securities
   Exchange Act of 1934 (the "Exchange Act") as amended, and related rules and regulations, with full power and authority to execute and deliver for and on behalf of the undersigned all Securities and Exchange Commission
   Forms   3,   4,  5  and  other  documents  in  connection
   therewith    regarding   Alliant   Energy    Corporation,
   Interstate Power and Light Company, and Wisconsin Power and Light Company securities, as each of said agents and
   attorneys-in-fact  may deem advisable.   The  undersigned
   hereby gives each of said agents and attorneys-in-fact full power and authority to act in the premises, and hereby ratifies and confirms all that each of said agents and attorneys-in-fact may do by virtue hereof.

     The undersigned acknowledges that each attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming any of the undersigned's
   responsibilities  to comply with the Exchange  Act.   The
   undersigned agrees to defend and hold harmless each attorney-in-fact from and against any and all loss,
   damage  or  liability  that  such  attorney-in-fact   may
   sustain as a result of any action taken in good faith hereunder.

     This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file documents with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in writing or by executing a new Power of Attorney.

     IN  WITNESS  WHEREOF,  I  have executed  this  Power  of
   Attorney on this ____ day of September, 2006.



                               ____________________________
                               Darryl B. Hazel

   Subscribed and sworn before me this
   _____ day of _____________, _______.


   ________________________________,
   (Notary Public)

   My Commission Expires: _________________